Exhibit 21

Subsidiaries of Registrant

As of December 31, 2008

Name	State or Jurisdiction of Incorporation or Organization

Cass & Co.	Cayman Islands
CDV I Incorporated	Delaware
Comerica AHOC, LLC	Delaware
Comerica Assurance Ltd.	Bermuda
Comerica Bank	Michigan
Comerica Bank & Trust, National Association	United States
Comerica (Bermuda), Ltd. (f/k/a Comerica Trust Company of Bermuda, Ltd.)	Bermuda
Comerica California Preferred Capital, LLC	Delaware
Comerica Capital Advisors Incorporated	Delaware
Comerica Capital Markets Corporation	Michigan
Comerica Capital Trust II	Delaware
Comerica Coastal Incorporated	Delaware
Comerica do Brasil Participacoes e Servicos Ltda.	Brazil
Comerica Equities Incorporated	Delaware
Comerica Financial Incorporated (f/k/a/ Comerica AutoLease, Inc.)	Michigan
Comerica Holdings Incorporated	Delaware
Comerica Insurance Group, Inc.	Michigan
Comerica Insurance Services, Inc.	Michigan
Comerica Insurance Services of Texas Incorporated (f/k/a CMA Insurance Services, Inc.)	Texas
Comerica International Corporation	USA
Comerica Investments, LLC	Delaware
Comerica Investment Services, Inc.	Michigan
Comerica Leasing Corporation (f/k/a CMCA Lease, Inc.)	Michigan
Comerica Management Company	Michigan
Comerica Merchant Services, Inc.	Delaware
Comerica Preferred Capital, LLC	Delaware
Comerica Properties Corporation	Michigan
Comerica Securities, Inc.	Michigan
Comerica Texas Preferred Capital, LLC	Delaware
Comerica Trade Services Limited	Hong Kong
Comerica Ventures Incorporated (f/k/a Imperial Ventures, Inc.)	California
Comerica West Enterprises Incorporated	Delaware
Comerica West Financial Incorporated	Delaware

DFP Luxembourg S.A.	Luxembourg
FR Chelsea Commons II, LLC	Delaware
FR Chelsea Commons III, LLC	Delaware
FR Del Mar Village, LLC	Delaware
FR Del Mar Village II, LLC	Delaware
FR Wellington, LLC	Delaware
Imperial Capital Trust I	Delaware
Interstate Select Insurance Services, Inc.	California
NBF Reverse Exchange, LLC	Delaware
NBFRE 31, LLC	Delaware
NBFRE 37, LLC	Delaware
NBFRE 39, LLC	Delaware
NBFRE 40, LLC	Delaware
NBFRE 41, LLC	Delaware
NBFRE 42, LLC	Delaware
NBFRE 43, LLC	Delaware
Rica & Co., Ltd.	British Virgin Islands
ROC Technologies Inc.	Delaware
VRB Corp.	Michigan
VRB Douglas Road, LLC	Delaware
VRB Orland, LLC	Delaware
VRB Wasco, LLC	Delaware
VRB Croftwood, LLC	Delaware
VRB Country Villas, LLC	Delaware
WAM Holdings, Inc.	Delaware
Wilson, Kemp & Associates, Inc.	Michigan
World Asset Management, Inc.	Delaware